                                                                   EXHIBIT 4.7

                              March 20, 1996


CLEAN HARBORS ENVIRONMENTAL
     SERVICES, INC.
CLEAN HARBORS TECHNOLOGY
     CORPORATION
CLEAN HARBORS KINGSTON FACILITY
     CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CHICAGO, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
CLEAN HARBORS OF CLEVELAND, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.

     Re:  Second Amendment to Financing Agreements - Term Loan Refunding
          --------------------------------------------------------------
          ("Second Amendment")
          --------------------


Gentlemen:

          Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

          Borrowers have requested that the principal amount of the Term Loan be increased to $15,000,000.00 and that the difference between the outstanding principal amount of the original Term Loan ($8,333,333.33) and $15,000,000 be funded to the Borrowers and used to repay outstanding Revolving Loans. Subject to the terms and conditions hereof, the Lender agrees with the Borrowers as follows:

          (1) Section 1.48 of the Loan Agreement is deleted in its entirety and replaced with the following:

              "1.48 "Revolving Credit Limit" shall mean the amount of $30,000,000.00."

          (2) Section 2.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

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              "2.3  Term Loan.  Effective upon the date of the Second Amendment,
                    ---------
Lender is making a Term Loan to Borrowers in the original principal amount of $15,000,000.00. The outstanding principal amount on the $10,000,000 Term Loan made as of May 8, 1995 shall be converted into the Term Loan made under the Second Amendment and the balance shall be applied to repay outstanding Revolving Loans. The Term Loan is (a) evidenced by an Amended and Restated Term
Promissory Note in the original principal amount of $15,000,000.00 duly executed and delivered by the Borrowers to Lender; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Amended and Restated Term Promissory Note, and the other Financing Agreements and (c) secured by all the Collateral."

          (3) The Lender agrees to make the Term Loan to Borrowers upon the satisfaction of the conditions set forth in Section 4.2 of the Loan Agreement and the following additional conditions:

              (a) all requisite corporate action and proceedings of the Borrowers in connection with this Second Amendment and the Amended and Restated Term Promissory Note shall be satisfactory in form and substance to Lender and Lender shall receive certified copies of such corporate action and proceedings as Lender may request;

              (b) Lender shall have received in form and substance satisfactory to Lender, an opinion of counsel to Borrowers with respect to this Second Amendment and the Amended and Restated Secured Promissory Term Note;

              (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of the most recent financial statements furnished to Lender pursuant to the Loan Agreement and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations under the Loan Agreement or any of the other Financing Agreements or of Lender to enforce the Obligations or to realize upon the Collateral; and

              (d) Borrowers shall pay to Lender, and directs Lender to debit its loan account for, an additional facility fee equal to $33,333.33, which fee shall be fully earned and non-refundable on the date hereof.

          (4) For the period ending 60 days from the date hereof, Lender waives the limitation set forth on Schedule 9.11 to the Loan Agreement requiring that the Borrowers maintain Excess Availability of not less than $4,500,000 before making any distributions to Parent but solely with respect to distributions to Parent that pay obligations described in clauses (a) and (e) of Schedule 9.11.

          (5) Section 12.9 is amended by adding the following sentence to the end thereof: "For purposes hereof, the Proportionate Share of a Borrower shall mean the actual amount of Loans made to such Borrower and Letter of Credit Accommodations

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issued for the account of such Borrower, based upon the lending formula and other provisions of Section 2 hereof."

          (6) Each Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), and (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

          (7) Each Guarantor, for value received, hereby assents to the Borrowers' execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Guarantor's liability to Lender with respect to the payment and other performance obligations of the Guarantors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender. Each Guarantor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Guarantor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

          (8) Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

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   If you accept and agree to the foregoing please sign and return the enclosed copy of this letter.  Thank you.

                            Very truly yours,

                            CONGRESS FINANCIAL CORPORATION
                            (NEW ENGLAND)


                            By: /s/ Marc E. Swartz
                               -------------------------------
                                Name: Marc E. Swartz
                                     -------------------------
                                Title: Vice President
                                      ------------------------

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AGREED:
------

CLEAN HARBORS ENVIRONMENTAL
SERVICES, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President

CLEAN HARBORS TECHNOLOGY
CORPORATION


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


CLEAN HARBORS KINGSTON FACILITY
CORPORATION


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


CLEAN HARBORS OF BRAINTREE, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


CLEAN HARBORS OF CHICAGO, INC.



By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


CLEAN HARBORS OF NATICK, INC.



By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President

CLEAN HARBORS OF CONNECTICUT, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


MURPHY'S WASTE OIL SERVICE, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President



CLEAN HARBORS OF CLEVELAND, INC.



By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President


MR. FRANK, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President



SPRING GROVE RESOURCE RECOVERY, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President



CLEAN HARBORS, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President

CLEAN HARBORS OF BALTIMORE, INC.


By: /s/ Stephen Moynihan
   ---------------------------
   Name:  Stephen Moynihan
   Title:  Vice President

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